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                                                                      Exhibit 10


                              CERPROBE CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I

                                     PURPOSE

      1.1 Name. This Stock Purchase Plan shall be known as the Cerprobe Corporation 1997 Employee Stock Purchase Plan (the "Plan").

      1.2 Purpose. The Plan is intended to provide a method whereby employees of Cerprobe Corporation, a Delaware corporation, and each Subsidiary Corporation that has agreed, with Cerprobe's Corporation's consent, to participate in the Plan (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

      1.3 Qualifications. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

                                  ARTICLE II
                                  DEFINITIONS

      2.1 Base Pay. "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium bonuses, "skill-based" pay and other special payments, commissions (unless such commissions represent the primary source of compensation, as determined by the Committee) and other marketing incentive payments.

      2.2 Committee. "Committee" shall mean the individuals described in Article XI.

      2.3 Employee. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

      2.4 Stock. "Stock" shall mean the Common Stock of the Company, par value five cents ($.05).

      2.5 Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation that (i) is a "subsidiary corporation," as that term is defined in Code section 424(f), of Cerprobe Corporation and (ii) is designated as a participant in the Plan by the Committee.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION
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      3.1 Initial Eligibility. Any Employee who has completed one year of continuous employment and is employed by the Company on the date such Employee's participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such one year employment period has concluded.

      3.2 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and, except as otherwise provided by the Committee and unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day, such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

      3.3 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

            (a) if, immediately after the grant, such Employee would own Stock and/or hold outstanding options to purchase Stock that would cause the Employee to possess five percent or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

            (b) which permits such Employee's rights to purchase Stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

      3.4 Commencement of Participation. An eligible Employee may become a participant by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the next scheduled Offering Commencement Date when such Employee's authorization for a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with this Section 3.4, or terminated in accordance with Article VIII. The participant may, at any time, increase or decrease the rate of the participant's payroll deduction by filing the appropriate form with the designated office of the Company. The new rate of payroll deduction shall become effective as of the next applicable Offering Commencement Date.


                                   ARTICLE IV


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                                   OFFERINGS

      4.1 Offerings. The Plan will be implemented by a series of successive six-month offerings of the Company's Stock (the "Offerings"), the first Offering beginning on January 1, 1998 and ending June 30, 1998. As used in the Plan, "Offering Commencement Date" means, in the case of the first Offering, January 1, 1998, and in the case of subsequent Offerings, the July 1 or January 1, as the case may be, on which the particular Offering begins. The term "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

                                   ARTICLE V
                              PAYROLL DEDUCTIONS

      5.1 Amount of Deduction. At the time an Employee files an authorization for payroll deduction and becomes a participant in the Plan, the Employee shall elect to have deductions made from the Employee's pay on each payday during the time the Employee is a participant in an Offering. The deductions shall be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10 percent of such Employee's Base Pay in effect during such Offering; provided however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit deductions to less than 10 percent (but no less than 5 percent) for any Offering.

      5.2 Calculation of Base Pay. An Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's normal weekly rate of pay (as in effect on the last day prior to an Offering Commencement
Date) by 26 or the Employee's normal hourly rate of pay by 1,040. In the case of an Employee designated by the Company as "part-time," such Employee's Base Pay during the period of an Offering shall be assumed to be 20 hours per week. In calculating an Employee's normal weekly rate of pay under this Section 5.2, retroactive adjustments occurring during an Offering which are retroactive to the last day prior to the Commencement Date of that particular Offering shall be taken into account. In addition, if a participant's Base Pay includes commissions, the Committee may set such Employee's Base Pay based upon averages and standards as determined in the discretion of the Committee.

      5.3 Participant Accounts. All payroll deductions made for a participant shall be credited to such Employee's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.5.

      5.4 Changes in Payroll Deductions. A participant may discontinue participation in the Plan, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of such participant's payroll deductions for that Offering. Upon a participant's discontinuance of contributions, the participant may elect to either withdraw as provided in
Article VIII or retain amounts in the participant's account


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in the Plan, which shall be used to purchase Stock at the end of the Offering
Period.

      5.5 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in such participant's account pursuant to Section 8.1 hereof; (b) to discontinue contributions to the Plan but remain a participant in the Plan; or (c) to remain a participant in the Plan during such leave of absence, to authorize deductions to be made from payments by the Company to the participant during such leave of absence and to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                  ARTICLE VI
                              GRANTING OF OPTION

      6.1 Number of Option Shares. On each Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase the number of shares of the Company's Stock that may be purchased at the purchase price specified in Section 6.2 with the aggregate amount contributed by the Employee during the Offering; provided that the number of shares of the Company's Stock subject to the Employees' option for any Offering shall not exceed the number derived by dividing $12,500 by 100% of the closing price of the Stock on the applicable Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

      6.2 Option Price. The option price of Stock purchased with payroll deductions made during each Offering to a participant therein shall be the lesser of (i) 85 percent of the closing price of the Stock on the applicable Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System, or (ii) 85 percent of the closing price of the Stock on the applicable Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

                                  ARTICLE VII
                              EXERCISE OF OPTION

      7.1 Automatic Exercise. Unless participant gives written notice to the Company as hereinafter provided, such participant's option for the purchase of Stock granted under Section 6.1 hereof will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of stock which the accumulated payroll deductions in such Employee's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.1 hereof), and any excess in such Employee's account at that time will be returned to the participant.


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      7.2 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be held in the Employee's account to be used to purchase Stock in a subsequent Offering.

      7.3 Exercisability of Option. During participant's lifetime, options held by such participant shall be exercisable only by that participant.

      7.4 Withdrawals and Transfers of Stock. Shares of Stock may be withdrawn from a participant's account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the fair market value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a participant's account by means of a transfer to a broker-dealer or financial institution that maintains an account for the participant, together with the transfer of cash in lieu of fractional shares based on the fair market value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A participant seeking to withdraw or transfer shares of Stock must give instructions to the custodian in such manner and form as may be prescribed by the custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed by the custodian.

                                 ARTICLE VIII
                                  WITHDRAWAL

      8.1 In General. Prior to the last five days of an Offering period, a participant may withdraw payroll deductions credited to such participant's account under the Plan any time by giving written notice to the designated office of the Company, which withdrawal notice shall be in form and substance as decided by the Committee. All of the participant's payroll deductions credited to the participant's account will be paid to the participant promptly after receipt of such participant's notice of withdrawal, and no further payroll deductions will be made form the participant's pay during such Offering or during any subsequent Offering unless an Employee re-enrolls as provided in
Section 8.2 hereof. The Company may, at its option, treat any attempt to borrow by a participant on the security of such participant's accumulated payroll deductions as an election to withdraw such deductions.

      8.2 Effect on Subsequent Participation. Participant's withdrawal from any Offering will not have any effect upon such Employee's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering, however, a participant which has withdrawn from a current Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of the next succeeding Offering.

      8.3 Termination of Employment. Upon termination of the participant's


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employment for any reason, including retirement (but excluding death or permanent disablement while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Employee's account will be returned to the Employee, or, in the case of the Employee's death subsequent to the termination of such Employee's employment, to the person or persons entitled thereto under Section 12.1 hereof.

      8.4 Termination of Employment Due to Death or Permanent Disablement. Upon termination of the participant's employment because of death or permanent disablement, the participant or participant's beneficiary (as defined in Section
12.1 hereof) shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the termination of the participant's employment, either:

            (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

            (b) to exercise the participant's option on the next Offering Termination Date and purchase the number of full shares of Stock which the accumulated payroll deductions in the participant's account at the date of the participant's cessation of employment will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

      In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

      8.5 Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.5 hereof, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                  ARTICLE IX
                                   INTEREST

      9.1 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee; including any interest


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paid on any and all money which is distributed to an Employee or such Employee's beneficiary pursuant to the provisions of Sections 8.1, 8.3, 8.4, and 10.1 hereof.

                                   ARTICLE X
                                     STOCK

      10.1 Maximum Shares. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, shall be 150,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to such participant as promptly as possible.

      10.2 Participant's Interest in Option Stock. The participant will have no interest in Stock covered by such Employee's option until such option has been exercised.

      10.3 Registration of Stock. Stock to be delivered to participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, in the form and manner permitted by applicable law.

      10.4 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

            (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

            (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is such Employee's intention to purchase the shares for investment and not for resale or distribution.

                                  ARTICLE XI
                                ADMINISTRATION

      11.1 Appointment of Committee. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.


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      11.2 Authority of Committee. Subject to the express provisions of the
Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary.

      11.3 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE XII
                                 MISCELLANEOUS

      12.1 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the designated office of the Company. Upon the death of participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of participant and in the absence of a beneficiary validly designed under the Plan who is living at the time of such participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

      12.2 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted


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assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

      12.3 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

      12.4  Adjustment Upon Changes in Capitalization.

            (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged to a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a Stock dividend), reverse Stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

            (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or Stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

      12.5 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 hereof) or (b) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.


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      12.6 Effective Date and Termination Date. The Plan shall become effective as of January 1, 1998, subject to the prior approval by the holders of the majority of the Stock present and represented at the next following annual meeting of the Company's shareholders. If the Plan is not so approved by that date, the Plan shall not become effective. The Plan shall terminate upon the earlier of (a) the tenth anniversary of the effective date of the Plan or (b) the date on which all shares available for issuance under the Plan shall be sold pursuant to purchase options exercised under the Plan.

      12.7 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employee to purchase any shares under the Plan, or create in any Employee or class of Employee any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

      12.8 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

      12.9 Governing Law. The law of the State of Arizona will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                              CERPROBE CORPORATION, a Delaware corporation

                              By:__________________________________________
                               Its:________________________________________


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